UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On October 30, 2024, Bionano Genomics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (the “Offering”) (i) an aggregate of 9,881,113 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) Series C warrants to purchase up to an aggregate of 9,881,113 shares of Common Stock (the “Series C Warrants”) and (iii) Series D warrants to purchase up to an aggregate of 9,881,113 shares of Common Stock (the “Series D Warrants”, and together with the Series C Warrants, the “Purchase Warrants”). The Shares will be sold in combination with an accompanying Series C Warrant to purchase one share of Common Stock and an accompanying Series D Warrant to purchase one share of Common Stock for each Share sold. The Shares and the Purchase Warrants are immediately separable and will be issued separately. The combined purchase price of each Share and accompanying Purchase Warrants is $0.3039 per share. The gross proceeds to the Company from the Offering are expected to be approximately $3.0 million (excluding up to approximately $6.0 million of aggregate gross proceeds that may be received in the future upon the cash exercise of the Purchase Warrants), before deducting placement agent fees and other offering expenses payable by the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering and for certain expenses incurred by the Placement Agent in connection with the Offering.

The Offering is expected to close on or about October 31, 2024, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering for general corporate purposes, including working capital, research and development expenses, repayment or redemption of existing indebtedness and capital expenditures.

The Shares, the Purchase Warrants and the shares of Common Stock issuable upon exercise of the Purchase Warrants (the “Warrant Shares”) are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-270459) originally filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023, as amended, and which was declared effective by the SEC on May 10, 2023 and a related base prospectus and prospectus supplement (the “Prospectus Supplement”) thereunder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Terms of the Purchase Warrants

Each Purchase Warrant is exercisable for one share of Common Stock at an exercise price of $0.3039 per share beginning on the effective date of stockholder approval of the issuance of the Warrant Shares (“Stockholder Approval”). The Series C Warrants will expire on the five-year anniversary of the Stockholder Approval. The Series D Warrants will expire on the 18-month anniversary of the Stockholder Approval.

A holder (together with its affiliates) of the Purchase Warrants may not exercise any portion of the Purchase Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Purchase Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Purchase Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of Warrant Shares or if the prospectus contained in such registration statement is not available for the resale of Warrant Shares by the Purchase Warrant holder.

The foregoing description of the terms and conditions of the Purchase Warrants does not purport to be complete and is qualified in its entirety by the full text of the form of Series C Warrant and the form of Series D Warrant, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the issuance and sale of the Shares, the Purchase Warrants and the Warrant Shares, which opinion is attached as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Offering and use of proceeds therefrom. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and in the Prospectus Supplement, filed with the SEC on October 31, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Series C Warrant
4.2	Form of Series D Warrant
5.1	Opinion of Cooley LLP
10.1	Form of Securities Purchase Agreement dated October 30, 2024, between Bionano Genomics, Inc. and the purchasers party thereto
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release issued October 31, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)